FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Series Number	2
Fund	Fidelity New York Municipal Income Fund
Trade Date	6/20/12
Settle Date	6/28/12
Security Name	NYC WTR FIN AUTH 5% 6/15/24
CUSIP	64972F7F7
Price	121.436
Transaction Value	8,500,520.00
Class Size	612,075,000
% of Offering	1.14%
Underwriter Purchased From	Jefferies
Underwriting Members: (1)	Jefferies
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	Loop Capital Markets, LLC
Underwriting Members: (4)	Citigroup
Underwriting Members: (5)	Goldman, Sachs & Co
Underwriting Members: (6)	J.P. Morgan
Underwriting Members: (7)	BofA Merrill Lynch
Underwriting Members: (8)	Morgan Stanley
Underwriting Members: (9)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (10)	Wells Fargo Securities
Underwriting Members: (11)	BB&T Capital Markets
Underwriting Members: (12)	Fidelity Capital Markets
Underwriting Members: (13)	M.R. Beal & Company
Underwriting Members: (14)	Piper Jaffray & Co
Underwriting Members: (15)	Raymond James Morgan Keegan
Underwriting Members: (16)	RBC Capital Markets
Underwriting Members: (17)	Rice Financial Products Company
Underwriting Members: (18)	Roosevelt & Cross, Incorporated
Underwriting Members: (19)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (20)	Lebenthal & Co. LLC
Underwriting Members: (21)	Oppenheimer & Co., Inc.
Underwriting Members: (22)	Ramirez & Co., Inc.